Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

As independent public accountants, we hereby consent to the incorporation of our report on F.A. Products, L.P. dated January 22, 2008 included in this Form 8-K/A of Derma Sciences, Inc. into Derma Sciences, Inc.‘s previously filed registration statements on Form S-3 Nos. 333-123940, 333-135038, 333-138303 and 333-128332 and Form S-8 File No. 333-127527.

s/  Vitale, Caturano & Company, Ltd.

VITALE, CATURANO & COMPANY, Ltd.

Boston, Massachusetts
January 22, 2008